Exhibit 99.1

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	PREMIER COMMERCIAL BANK

SPECIAL MEETING OF SHAREHOLDERS

FEBRUARY 24, 2015

The undersigned hereby appoints the official proxy committee of the Premier Commercial Bank (the “Bank”) comprised of all of the members of the Board of Directors of the Bank, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Bank which the undersigned is entitled to vote only at the Special Meeting of Shareholders, to be held at the O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408 on February 24, 2015 at 4:00p.m. Eastern Time and at any and all adjournments thereof as follows:

1. AGREEMENT AND PLAN OF COMBINATION AND REORGANIZATION: Proposal to approve and adopt the Agreement and Plan of Combination and Reorganization dated October 8, 2014, by and among Premier Commercial Bank, NewBridge Bancorp and NewBridge Bank, pursuant to which Premier Commercial Bank will merge with and into NewBridge Bank.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2. ADJOURNMENT OF SPECIAL MEETING: Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies in favor of approval and adoption of the Agreement and Plan of Combination and Reorganization.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXY COMMITTEE’S BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Corporate Secretary of Premier Commercial Bank at the Special Meeting of such shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Corporate Secretary of Premier Commercial Bank at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from Premier Commercial Bank prior to the execution of this proxy of the Notice of the Special Meeting of Shareholders and the Proxy Statement/Prospectus dated December 23, 2014.

Date:	_____________,	_____	☐Check Box if You Plan to Attend Meeting

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER (Joint Holders)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one holder is required to sign.

Please complete, sign and date this proxy and return it promptly in the enclosed postage-prepaid envelope.